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                                                                    Exhibit 10.3

                       AMENDMENT TO EMPLOYMENT AGREEMENT

          THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment"), is made and entered into as of the 12th day of February, 1999, by and between First Commonwealth, Inc., a Delaware corporation (the "Company"), and Greg D. Stobbe, an individual resident of the State of Illinois ("Employee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Company and Employee are parties to an Employment Agreement dated March 1, 1991 and amended January 23, 1995 (the "Employment Agreement"); and

          WHEREAS, the Company and Employee desire to amend such Employment Agreement on the terms and subject to the conditions contained herein;

          NOW, THEREFORE, in consideration of the mutual promises and agreements contained in this Amendment, the receipt and sufficiency of which is acknowledged by the parties, the parties agree as follows:

          1. Paragraph 4 of Section 2 of the Agreement is hereby amended to read in its entirety as follows:

          "4. Termination Without Cause. This Agreement may be terminated by the Company without "good cause," provided that, in such event, the Company shall continue to pay the Employee his or her then current base salary for a period of twelve (12) months following such termination as if the Employee were continuing his/her duties and shall continue employee benefits then in existence for a period of six (6) months following such termination."

          2. As of the date hereof, the amount of the Base Salary in Paragraph 1 of Section 3 is hereby amended to read "$115,000.08."

          3. The first sentence of Paragraph 5 of Section 2 is hereby amended and restated in its entirety as follows:

          "Employee may terminate this Agreement upon sixty (60) days written notice to Company."

          4. Paragraph 3 of Section 5 is hereby amended and restated in its entirety to read as follows:
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          "3.  Restrictive covenants.  Employee recognizes that the Company's entering into this Agreement is induced primarily because of the covenants and assurances made by the Employee, that Employee's covenant not to compete is necessary to insure the continuation of the business of the Company and its Affiliates, and that irreparable harm and damage will be done to the Company and its Affiliates in the event that Employee competes with the Company or its Affiliates within the geographic area and the time periods described below. Therefore, Employee agrees as follows:

          a. During the term of this Agreement, Employee will not directly or indirectly own, manage, operate, control, participate in the management or control of, be employed by, lend his or her name to, or maintain or continue any financial interest whatsoever in any business or enterprise having to do with the provision, distribution, marketing, promotion, or advertising of any services or products similar to those offered by the Company within the United States or its territories and possessions.

          b. For a period of twelve (12) months after the termination of this Agreement, Employee will not directly or indirectly own, manage, operate, control, participate in the management or control of, be employed by, lend his or her name to, or maintain or continue any financial interest whatsoever in any business or enterprise of the type and character engaged in and competitive with that of the Company or any of its Affiliates within any jurisdiction or marketing area in which the Company or any Affiliate is doing business or is qualified to do business.

          c. For a period of one year after the termination of this Agreement, for any reason, Employee shall not persuade or attempt to persuade any employee of the Company or its Affiliates, to leave the Company's or such Affiliate's employ, or to become employed by any person, firm or corporation other than the Company or such Affiliate.

          d. For a period of one year after the termination of this Agreement, Employee shall not persuade or attempt to persuade any client or participating dentist providers to hire or affiliate with another company.

          e. For a period of one year after the termination of this Agreement, Employee shall not solicit for himself or herself or any person, firm or corporation other than the Company or any of its Affiliates the business of any company or dental provider which is a customer, client of, or party to a contract with the Company or any of its Affiliates.

          f. These restrictions against competition are considered by the parties to be reasonable for the purposes of protecting the business of the Company. It is the desire and intent of the parties to this Agreement that the provisions of this Section 5.3 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Section 5.3 shall be adjudicated to be invalid or unenforceable, this Section shall be
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     deemed amended to extend only over the maximum period of time, range of activities, or geographic area as to which it may be enforceable, such amendment to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.

          4. Remedies. The parties recognize that the performance of the obligations under Sections 5.1, 5.2 and 5.3 by the Employee are special, unique and extraordinary in character, and that in the event of the breach by the Employee of the terms and conditions of Section 5.1, 5.2 and/or 5.3 to be performed, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of Section 5.1, 5.2 and/or 5.3 to enforce the specific performance thereof by such Employee or to enjoin such Employee from performing services for such other person, firm or corporation."

          4. Except as specifically provided in this Amendment to the Agreement, this Amendment shall not by implication or otherwise alter, modify, amend or in any such way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall govern.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be duly executed, all as of the date and year first above written.

                       FIRST COMMONWEALTH, INC.

                       By: /s/ David W. Mulligan
                           ---------------------
                           Name: David W. Mulligan
                           Title: President



                       EMPLOYEE

                       By: /s/ Gregory D. Stobbe
                           ---------------------
                           Name: Gregory D. Stobbe